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                                   Exhibit 21

                         Subsidiaries of the Registrant

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                         Subsidiaries of the Registrant

Parent

First Southern Bancshares, Inc.

                              Percentage                  Jurisdiction or
Subsidiaries (a)             of Ownership              State of Incorporation
----------------             ------------              ----------------------
First Southern Bank             100%                         Alabama

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(a)      The operation of the Company's wholly owned subsidiary is included in the Company's Financial Statements attached hereto as Exhibit 99(c).